SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2007 (May 9, 2007)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
Exhibit Index
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
SIGNATURES

Explanatory Note

This Form 8-K/A amends SpectRx, Inc.'s amended Form 8-K, dated May 15, 2007, to report the entrance by SpectRx into severance and/or consulting agreements with three of its former named executive officers in connection with the sale of substantially all of the assets of SpectRx's wholly owned subsidiary, Sterling Medivations, Inc. (the "Sterling Asset Sale"), and to file those agreements as exhibits.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2007 (the "Effective Date"), SpectRx Inc. (the "Company") entered into a consulting and severance agreement with Mark A. Samuels, the Company's former Chairman and Chief Executive Officer (the "Samuels Consulting Agreement") in connection with Mr. Samuels' retirement from the Company and the Sterling Asset Sale.  Under the Samuels Consulting Agreement, Mr. Samuels will receive two years severance at 50% of full salary ($115,000 per year), to be paid out at the Company's normal two week payroll interval, but not less than once every two weeks.  This severance includes full benefits of not less than that offered to the new or interim chief executive officer of the Company for a period of 24 months from Mr. Samuels' May 11 resignation date.  SpectRx paid $50,000 of the severance in advance on the Effective Date.  Under the Samuels Consulting Agreement, during the 24 month period following the Effective Date, Mr. Samuels' options will be accelerated, he will continue to participate in the Company's stock option plan and he will be provided an office.  The Samuels Consulting Agreement also contains a mutual release of claims by Mr. Samuels and the Company.  Mr. Samuels is obligated to provide the Company with consulting services for up to five hours per month for 24 months under the terms of the Samuels Consulting Agreement.

On the Effective Date, the Company also entered into a severance and consulting agreement with Dr. Walter Pavlicek, the Company's former Vice President, Operations (the "Pavlicek Severance Agreement") in connection with Dr. Pavlicek's resignation from the Company pursuant to the Sterling Asset Sale.  Under the Pavlicek Severance Agreement, Dr. Pavlicek will receive all base salary, all accrued salary (including 2007 back pay and interest) and accrued but unused vacation pay through the Effective Date, as well as a $35,000 lump-sum distribution.  If Dr. Pavlicek elects to receive continued health coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for himself and his spouse, the Company will pay the full COBRA amount for 12 months.  Dr. Pavlicek will provide consulting to the Company for 12 months following the Sterling Asset Sale with respect to the Company's ISO audit, for which he will receive about $1,346 per 2 week pay period beginning May 18, 2007.  Additionally, the Company will pay $10,000 to Dr. Pavlicek upon successful completion of the ISO audit.  The Company will cause all of Dr. Pavlicek's incentive stock options to vest and allow such options to be exercisable for one year from the Effective Date.  The Pavlicek Severance Agreement requires that mutual releases be executed by the parties.

On the Effective Date, the Company also entered into a severance agreement with William D. Arthur, III, the Company's former President and Chief Operating Officer (the "Arthur Severance Agreement," and collectively with the Samuels Severance Agreement and the Pavlicek Severance Agreement, the "Severance Agreements"), in connection with Mr. Arthur's resignation from the Company pursuant to the Sterling Asset Sale.  Under the Arthur Severance Agreement, Mr. Arthur will receive all base salary, all accrued but unused vacation pay through the Effective Date and an amount equal to nine months of Mr. Arthur's base pay, divided and paid ½ in cash and ½ in stock in one lump-sum.  If Mr. Arthur elects to continue such health care coverage under COBRA within 60 days after the Effective Date, the Company will reimburse him for ½ of the COBRA coverage actually incurred for a period of 12 months.  All of Mr. Arthur's stock options will be accelerated and he will continue to participate in the Company's stock option plan during the 15 month period following the Effective Date.  The Arthur Severance Agreement provides for continued effectiveness of Mr. Arthur's non-solicitation and non-competition agreements.

The foregoing descriptions of the Severance Agreements do not purport to be complete and are qualified in their entirety by the full text of those agreements, which are filed as exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

            (a)        Financial Statements of Business Acquired.
                        Not applicable.

            (b)        Pro Forma Financial Information.
                        Not applicable.

            (c)        Shell company transactions
                        Not applicable.

            (d)        Exhibits.
            The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1	Consulting and Severance Agreement, dated as of May 9, 2007, by and between SpectRx, Inc. and Mark A. Samuels.
10.2	Severance and Consulting Agreement, dated as of May 9, 2007, by and between SpectRx, Inc. and Dr. Walter Pavlicek.
10.3	Severance Agreement, dated as of May 9, 2007, by and between SpectRx, Inc. and William Arthur.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRX, INC.

/s/ MARK L. FAUPEL
	By:	Mark L. Faupel, Ph.D.
CEO & President

Date: June 5, 2007.